Exhibit 10.35

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (referred to subsequently as this “Agreement”) is made on May 27, 2004, by LSI Logic Corporation, as successor in interest to International Business Machines Corporation (“Assignor”), and Engenio Information Technologies, Inc. (“Assignee”).

LakeCentre Plaza Ltd., LLLP, as Landlord (“Landlord”), and Assignor, as tenant, entered into a lease dated November 17, 1999, as assigned by Assignment and Assumption Agreement dated August 29, 2002, with regard to the premises known 5400 Airport Blvd., Suite 100 and 200, Boulder, Colorado 80301 (the “Premises”). That lease and assignment are attached hereto as Exhibit A and incorporated herein by this reference and are collectively referred to in this Agreement as the “Lease.” Assignor wishes to assign the Lease to Assignee, and Assignee wishes to accept such assignment and assume the obligations of tenant under the Lease, upon and subject to the terms and conditions set forth in this Agreement. Accordingly, Assignor and Assignee agree as follows:

     1. Assignment and Delivery of Possession. Effective May 31, 2004 (the “Effective Date”), Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Lease, including, but not limited to, all of Assignor’s right, title and interest in and to: (a) the security deposit paid by Assignor under the Lease, and (b) the rent prepaid under the Lease. Assignor will deliver possession of the Premises to Assignee on the Effective Date, in the same condition in which the Premises exist on the date of Assignee’s signature on this Agreement.

     2. Assumption and Acceptance of Premise. Assignee hereby accepts the foregoing assignment and assumes and agrees to pay all rent and other charges and perform and observe all covenants, conditions, obligations and agreements of the tenant under the Lease to be paid, performed or observed on or after the Effective Date of this Agreement Assignee hereby accepts the Premises in the condition existing on the date of Assignee’s signature on this Agreement.

     3. Assignor’s Representations and Warranties. Assignor represents and warrants to Assignee that as of the date hereof and as of the Effective Date: (a) the Lease is in full force and effect, and unmodified, (b) Assignor’s interest in the Lease is free and clear of any liens, encumbrances, or adverse interests of third parties, (c) Assignor has full and lawful authority to assign its interest in the Lease, (d) there exists no default under the Lease by Assignor nor any circumstances which, with the passage of time or the giving of notice, or both, would be a default under the Lease, (e) to the best of Assignor’s knowledge, there exists no default under the Lease by Landlord nor any circumstances which, with the passage of time or the giving of notice, or both, would be a default under the Lease, (f) no part of the security deposit under the Lease has been used by Landlord, and (g) Assignor is not aware of any defects in the Premises not previously disclosed to Assignee in writing.

     4. Indemnification. Assignee shall not be responsible, to the Landlord, to Assignor, or to any other party, for the discharge or performance of any duties or obligations to be performed by the tenant under the Lease prior to the Effective Date of this Agreement, and Assignor agrees to and shall indemnify and hold Assignee harmless from and against any and all actions, claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys’ fees): (a) arising out of or relating to any breach or failure to perform any duties or obligations under the Lease to be performed by the tenant thereunder prior to the Effective Date of this Agreement, or (b) resulting from a breach of any representation, warranty, covenant or agreement made by Assignor in this Agreement. Assignee agrees to and shall indemnify and hold Assignor harmless from and against any and all actions, claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys’ fees), or (c) arising out of or relating to any breach or failure to perform any duties or obligations under the Lease to be performed by the tenant thereunder from and after the Effective Date of this Agreement, or (d) resulting from a breach of any covenant or agreement made by Assignee in this Agreement.

     5. Modification of Lease. Assignor agrees that Assignee and Landlord may amend the Lease in any way after the Effective Date of this Agreement, without notice to or consent of Assignor, and without in any manner releasing or relieving Assignor from liability under the Lease as is exists on the Effective Date of this Agreement, and Assignor shall remain liable under all the terms, covenants,

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conditions, obligations and agreements of the Lease as they exist on the Effective Date of this Agreement.

     6. Miscellaneous. This Agreement may be modified only by a written instrument signed by both Assignor and Assignee. This Agreement shall be binding upon Assignor and Assignee and their respective heirs, personal representatives, successors and assigns. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado. In the event of any dispute or litigation arising out of or relating to this Agreement, the prevailing party shall be awarded and paid its expenses, including reasonable attorneys’ fees, from the non-prevailing party.

     Assignor and Assignee have executed this Agreement on the day and year first written above.

ASSIGNOR:			ASSIGNEE:
LSI Logic Corporation			Engenio Information Technologies, Inc.

By:	/s/ David G. Pursel		By:	/s/ David E Sanders

Its: VP, General Counsel & Corp Sec		.	Its: V.P. General Counsel
Date: May 27, 2004			Date 5-27-04

LSI Logic Legal Department

Date 05-27-2004 Approved as to form

By:	Andrew S. Hughes

CONSENT TO ASSIGNMENT

     The undersigned (Landlord identified above) hereby consents to the foregoing Assignment and Assumption of Lease, on the express conditions, agreed to by Assignor and Assignee by their signatures above, that: (i) Assignor (tenant under the Lease) will continue to remain primarily liable (jointly and severally with Assignee) for the payment of all rent and other sums and the performance and observance of all covenants, conditions, obligations and agreements required of tenant under the Lease, in accordance with the terms of the Lease; (ii) if any default under the Lease occurs, Landlord will have the right to collect the rent and other sums due under the Lease directly from either Assignor or Assignee or both without waiving any of Landlord’s rights against the other party; and (iii) no further assignment of the Lease, and no subletting of all or any portion of the Premises, will be made without the prior written consent of Landlord.

LANDLORD: LakeCentre Plaza Ltd., LLLP

By:

Its:

Date:

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conditions, obligations and agreements of the Lease as they exist on the Effective Date of this Agreement.

     6. Miscellaneous. This Agreement may be modified only by a written instrument signed by both Assignor and Assignee. This Agreement shall be binding upon Assignor and Assignee and their respective heirs, personal representatives, successors and assigns. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado. In the event of any dispute or litigation arising out of or relating to this Agreement, the prevailing party shall be awarded and paid its expenses, including reasonable attorneys’ fees, from the non-prevailing party.

     Assignor and Assignee have executed this Agreement on the day and year first written above.

ASSIGNOR:			ASSIGNEE:
LSI Logic Corporation			Engenio Information Technologies, Inc.

By:	/s/ David G. Pursel		By:	/s/ David E Sanders

Its: VP, General Counsel & Corp Sec		.	Its: V.P. General Counsel
Date: May 27, 2004			Date 5-27-04

LSI Logic Legal Department

Date 05-27-2004 Approved as to form

By:	Andrew S. Hughes

CONSENT TO ASSIGNMENT

     The undersigned (Landlord identified above) hereby consents to the foregoing Assignment and Assumption of Lease, on the express conditions, agreed to by Assignor and Assignee by their signatures above, that: (i) Assignor (tenant under the Lease) will continue to remain primarily liable (jointly and severally with Assignee) for the payment of all rent and other sums and the performance and observance of all covenants, conditions, obligations and agreements required of tenant under the Lease, in accordance with the terms of the Lease; (ii) if any default under the Lease occurs, Landlord will have the right to collect the rent and other sums due under the Lease directly from either Assignor or Assignee or both without waiving any of Landlord’s rights against the other party; and (iii) no further assignment of the Lease, and no subletting of all or any portion of the Premises, will be made without the prior written consent of Landlord.

LANDLORD: LakeCentre Plaza Ltd., LLLP

By:	[ILLEGIBLE]

Its:	PARTNER
Date:	5/28/04

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EXHIBIT “A”

EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT made the 29th day of August, 2002, by and between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, with an office at New Orchard Road, Armonk, New York 10504 (hereinafter “IBM”) and LSI Logic Corporation, a Delaware corporation, having an office at 1621 Barber Lane, Milpitas, California 95035, (hereinafter “Assignee”).

WITNESSETH:

     WHEREAS, by a certain lease dated as of November 17,1999 as amended and supplemented (hereinafter collectively called the “Lease”) IBM leases from Lake Centre Plaza, Ltd., LLLP, (“Lessor”) certain premises described in the Lease in the office building located at 5400 Airport Blvd., Suite 100, Boulder, Colorado 80301, and

     WHEREAS, IBM desires to assign the Lease to Assignee and Assignee is willing to assume the obligations imposed upon IBM under the Lease, subject to and conditioned upon agreements hereinafter set forth.

     NOW THEREFORE, in consideration of $1.00 paid by each of the parties hereto to the other, the receipt of which is hereby acknowledged, and for other good and valuable consideration, the parties hereto agree as follows:

     1. IBM hereby assigns to Assignee, effective on the date of the Closing as defined in the Asset Purchase Agreement between LSI Logic Corporation and IBM (“APA”), which shall have been executed concurrent with or immediately prior to the execution hereof (hereinafter the “Effective Date”), all of IBM’s rights and interests in and to the Lease, a true and complete copy of which is attached hereto, together with the leasehold estate thereof and all rights and interests of IBM in and to the premises created thereby (the “Premises”) in its “as is” condition, subject to Paragraphs 3(e) and 6 hereof.

     2. IBM, for itself and its legal representatives, successors and assigns, covenants and represents to Assignee and agrees as follows:

          (a) IBM has full right, authority and power to assign its rights and interests in and under the Lease, subject to Paragraph 6;

          (b) No other assignment of the Lease has been made by IBM, and the rights and interests of IBM in and under the Lease are now and will, on the Effective Date, be free and clear of any liens and encumbrances made by IBM;

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          (c) IBM is not on the date hereof, and will not on the Effective Date, be in default under any of the terms of the Lease, having performed all of the obligations imposed upon IBM as lessee under the Lease and, as of the date hereof, the Lease is in full force and effect and enforceable in accordance with its terms, and

          (d) IBM has no knowledge of any default in the performance and observance of obligations contained in the Lease to be kept, observed and performed by Lessor, or any condition which with the giving of notice or passage of time, or both, would constitute a default under the Lease.

     3. Assignee, for itself and its legal representatives, successors and assigns, covenants and represents to IBM and agrees as follows:

          (a) On and after the Effective Date, Assignee shall assume and hereby agrees promptly and faithfully to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation on IBM’s part to be performed that may accrue and become performable, due or owing from and after the Effective Date under the terms of the Lease;

          (b) The Lease has not been and will not be further amended in any respect without the consent of Lessor, Assignee and IBM;

          (c) All rental payments required by the terms of the Lease, which become due and payable on and after the Effective Date, shall be made by Assignee in accordance with the terms of the Lease and sent directly to Lessor, unless otherwise directed in writing by Lessor;

          (d) On the Effective Date, Assignee shall accept delivery of the Premises in its then “as is” condition, broom clean;

          (e) Notwithstanding any provision in this Agreement to the contrary, Exhibit “F” (in its entirety), entitled “Option to Extend,” shall not be assigned to Assignee;

          (f) Neither Lessor’s consent nor any term or provision of the Assignment and Assumption Agreement shall be construed as constituting a consent by Lessor to any further assignments of the Lease or subletting of all or any portions of the Premises covered thereby without first obtaining the prior written consent of Lessor;

          (g) Neither Lessor’s consent nor any term or provision of the Assignment and Assumption Agreement shall be construed as constituting a release or discharge by Lessor of IBM from an obligation or liability as Tenant under the Lease; and

          (h) Neither Lessor’s consent nor any term or provision of the Assignment and Assumption Agreement shall be construed as constituting an amendment or modification of the Lease or waiver of any its terms or provisions, or of any existing or future defaults thereunder, except as set forth in Subparagraph 3(e) above.

     4. (a) Without limiting the generality of Paragraph 3(a), if Assignee defaults in the performance of any of the covenants made by Assignee in this Agreement (including, without

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limitation, the payment of rent under the Lease) and such default shall continue for a grace period of five (5) business days after receipt of notice thereof by IBM to Assignee, then in such event IBM may cure the default. Any sums reasonably required to be paid by IBM with respect to obligations, debts, duties and liabilities assumed under this Agreement but not performed by Assignee hereunder, and all sums expended by IBM to cure a default by Assignee under the Lease or this Agreement, are sums which are immediately due and owing to IBM from Assignee. Assignee shall promptly pay such sums to IBM upon written demand.

          (b) As security for the performance of its obligations under this Agreement, Assignee hereby assigns to IBM all of Assignee’s rights and interests in and to all subleases of the Premises, or part thereof, covered by the Lease which may in the future be made by Assignee. In the event of default by Assignee hereunder IBM, after giving seven (7) days notice to any such sublessee, shall be entitled to receive all rents, additional rents and profits payable under said subleases, but until such notice is given, Assignee shall be entitled to exercise all of its rights and interests in and to these subleases, including the receipt of such rents and profits. Assignee covenants that it will give written notice of this collateral assignment of subleases and rentals due thereunder to each sublessee at the time it makes any sublease. Upon execution of each sublease, Assignee shall deliver to IBM an executed agreement of assignment in accordance with the terms of this paragraph, together with a duplicate original of the sublease.

          (c) In no event shall Assignee remain in the Premises beyond the expiration date or earlier termination of the Lease term. If Assignee fails to surrender the Premises on or before such date as required by the terms of the Lease, Assignee shall be liable to IBM and reimburse IBM promptly on demand for all direct costs, expenses and fees, and all indirect, special and consequential damages incurred and suffered by IBM by reason of such holdover by Assignee.

          (d) This Paragraph 4 shall survive the expiration date or earlier termination of the Lease.

     5. Any notice to be given pursuant to this Agreement shall be in writing and shall be served by hand or private express mail carrier, or by United States certified or registered mail.

          (a) Notices to Assignee shall be mailed simultaneously to LSI Logic Corporation, 1621 Barber Lane, M/S D-106, Milpitas, California 95035-7458, Attention: General Counsel and LSI Logic Corporation, 1621 Barber Lane, M/S D-129, Milpitas, California 95035-7458, Attention: Corporate Real Estate, unless otherwise directed in writing by Assignee.

          (b) Notices to IBM shall be mailed simultaneously to IBM’s Program Manager at IBM Real Estate Services, 1501 LBJ Freeway, Suite 465, Dallas, Texas 75234, and to IBM Counsel, Real Estate Services, at IBM, New Orchard Road, Armonk, New York 10504, unless otherwise directed in writing by IBM.

     6. Notwithstanding any provision in this Agreement to the contrary, Assignee understands that IBM is required by Article 10 of the Lease to obtain the consent of Lessor to this assignment of the Lease. If for any reason Lessor fails or refuses to give such consent in writing on or before September 12,2002, either party may elect to terminate this Agreement by notice of such

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election to the other party, in which event neither IBM nor Assignee shall have any claim against the other hereunder. Assignee shall have no liability for any obligations of IBM that accrued prior to the Effective Date.

     7. This Agreement shall be binding on Assignee and its heirs, distributees and executors, and IBM, and their respective legal representatives, successors and permitted assigns.

     8. This Agreement shall not be changed except by written instrument signed by IBM and Assignee.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of IBM and Assignee as of the date first above written.

WITNESS:	INTERNATIONAL BUSINESS MACHINES CORPORATION

By:

Title:

WITNESS:	LSI LOGIC CORPORATION

/s/ Andrew S. Hughes	By: /s/ Tom Georgens

Title: Tom Georgens

WITNESS:	CONSENTED TO BY:
LAKE CENTRE PLAZA, LTD., LLLP
(Landlord)

By:

Title:

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LEASE AGREEMENT
OFFICE AND INDUSTRIAL SPACE

This Lease Agreement is made and entered into as of 17 day of November, 1999, by and between LakeCentre Plaza, Ltd., LLLP (“Landlord”), whose address is 4875 Pearl East Cr, #300. Boulder, CO 80301, and Mytex Corporation (Tenant”), whose address is 5400 Airport Blvd., Suite 100, Boulder, Colorado 80301.

In consideration of the covenants, terms, conditions, agreements and payments as herein Set forth, the Landlord and Tenant hereby enter into the following Lease:

1. Definition. Whenever the following words or phrases are used in this Lease, said words or phrases shall have the following meaning:

     A. “Area” shall mean the parcel of land depicted on Exhibit “A” attached hereto and commonly known and referred to as High Point Boulder, Colorado. The Area includes the Leased Premises and one or more buildings. The Area may include Common Areas.

     B. “Building”, shall mean a building located in the Area.

     C. “Common Areas” shall mean all entrances, exits, driveways, curbs, walkways, hallways,parking areas, landscaped areas, restrooms, loading and service areas, and like areas or facilities which are located in the Area and which are designated by the Landlord as area or facilities available for the nonexclusive use in common by persons designated by the Landlord.

     D. “Leased Premises” shall mean the premises herein leased to the Tenant by the Landlord.

     E. “Rentable Area” shall mean;

           (1) For a Single Tenant Floor. With respect to a single tenant floor, Rentable Area will mean the sum of (i) the floor area (measured in square feet from the outermost surface of all walls and the midpoint of any common walls) excluding standard openings in the floor slab used, for example, for Building stairs, elevator and other shafts and vertical ducts (collectively, the “Excluded Spaces”) , (ii) an allocation of the floor area of the Common Areas and Services Areas on such floor, and (iii) an allocation of the floor area of Common Areas located in or serving the Building.

          (2)  For a Multiple Tenant Floor. With respect to a multiple tenant floor, Rentable Area will mean the sum of (i) the floor area (in square feet) less any Excluded Spaces located within the Rentable Area, and (ii) an allocation of the floor area of the common Areas and Services Areas on such floor, and (iii) an allocation of the floor area of Common Areas located in or serving the Building.

           (3) Columns and Non-Standard Openings. No deductions will be made in either Paragraph 1.E.(1) or Paragraph 1.E.(2) for (i) columns and projections necessary to the structural support of the Building or (ii) for openings in the floor slab which were made at the request of Tenant or to accommodate items installed at the request of Tenant.

           (4) Tenant’s Rentable Area may change from time to time as the total rentable area in the Building is increased or decreased.

     F. “Tenant’s Prorata Share” as to the Building in which the Leased Premises are located shall mean an amount (expressed as a percentage) equal to the rentable area included in the Leased Premises divided by the total rentable area included in said Building. The Tenant’s Prorata Share as to Common Areas shall mean an amount (expressed as a percentage) equal to the rentable area included in the Leased Premises divided by the total rentable area included in all Buildings located in the Area. The Tenant’s Prorata Share for Common Areas may change from time to time as the rentable area in all Buildings located in the Area is increased or decreased. The Tenant’s Prorata Share is approximately 52.94% (43,725sf/82,589sf).

2. Leased Premises. The Landlord hereby leases into the Tenant, and the Tenant hereby leases from the Landlord, the following described premises:

Space 100 and 200 in Building 5400 consisting of approximately 43,725 square feet of rentable area, all as depicted on Exhibit “B” attached hereto.

3.  Base Term, The term of this Lease shall commence at 12:00 noon on April 15, 2000, and, unless sooner terminated as herein provided for, shall end at 12:00 noon on May 1, 2007 (“Lease Term”). Except as specifically provided to the contrary herein, the Leased Premises shall, upon the termination of this Lease, by virtue of the expiration of the Lease Term or otherwise, be returned to the Landlord by the Tenant in as good or better condition than when entered upon by the Tenant, ordinary wear and tear excepted.

4. Rent. Tenant shall pay the following rent for the Leased Premises:

      A. Base Monthly Rent. Tenant shall pay to Landlord, without notice and without setoff, at the address of Landlord as herein set forth, the following Base Monthly Rent (“Base Monthly Rent”), said Base Monthly Rent to be paid in advance on the first day of each month during the term hereof. In the event that this Lease commences on a date other than the first day of a month, the Base Monthly Rent for the first month of the Lease Term shall be prorated for said partial month. Below is a schedule of Base Monthly Rental payments as agreed upon:

During Lease Term

For Period	To Period	A Base Monthly
Starting	Ending	Rent of

April 15, 2000	May 1, 2000	$24,595.00
May 1, 2000	May 1, 2001	$49,191.00
May 1, 2001	May 1, 2007	$49,19l.00 plus any cost of living adjustment Per paragraph 4C below.

     B. Lease Term Adjustment. If, for any reason, other than delays caused by the Tenant, the Leased Premises are not ready for Tenant’s.

occupancy on April 15,2000, the Tenant’s rental obligation and other monetary expenses (i.e. taxes, utilities, etc.) shall be abated in direct proportion to the number of days of delay. It is hereby agreed that the premises shall be deemed ready for occupancy on the day the Landlord receives a T.C.O. or C.O. from the appropriate authority, or on the day the Landlord gives Tenant the keys to the Leased Premises if a building permit has not been applied for and/or is not required by the appropriate authority.

     C. Cost of Living Adjustment. The Base Monthly Rental specified in paragraph 4A above shall be recalculated for each Lease year as defined hereinafter following the first Lease Year of this Lease Agreement. The recalculated Base Monthly rental shall be hereinafter referred to as the “Adjusted Monthly Rental”. The Adjusted Monthly rental for each Lease year after the First Lease Year shall be the greater of: (i) the amount of the previous year’s Adjusted Monthly Rental, (or the Base Monthly Rental if calculating the Adjusted Monthly Rental for the second Lease Year), or (ii) an amount calculated by the rent adjustment formula set forth below. In applying the rent adjustment formula, the following definitions shall apply:

     (1) “Lease year” shall mean a period of twelve (12) consecutive full calendar months with the first Lease Year commencing on the date of the commencement of the term of this Lease and each succeeding Lease Year commencing upon the anniversary date of the first Lease Year; however if this Lease does not commence on the first day of a month, then, the first Lease Year and each succeeding Lease Year shall commence on the first day of the first month following each anniversary date of this Lease;

     (2) “Bureau” shall mean the Bureau of Labor Statistics of the United States Department of the Labor or any successor agency that shall issue the Price Index referred to in this Lease Agreement.

     (3) “Price Index” shall mean the “Consumer Price Index-All Urban Consumers-All Items (CPI-U) U.S. City Average (1982-84=100)” issued from time to time by the Bureau. In the event the Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the increase in the Price Index shall be made with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. of failing such publication, by another nationally recognized publisher of similar statistical information. In the event the Price Index shall cease to be published, then, for the purposes of this paragraph 4C there shall be substituted for the Price Index such other index as the Landlord and the Tenant shall agree upon, and if they are unable to agree within sixty (60) days after the Price Index ceases to be published, such matter shall be determined by arbitration in accordance with the Rules of the American Arbitration Association.

     (4) “Base Price Index” shall mean the Price Index released to the public during the second calendar month preceding the commencement of this Lease Agreement.

     (5) “Revised Price Index” shall mean the Price Index released to the public during the second calendar month preceding the Lease Year for which the Base Annual Rental is to be adjusted:

     (6) “Basic Monthly Rental” shall mean the Basic Monthly Rental set forth in subparagraph 4A above. The rent adjustment formula used to calculate the Adjusted Monthly Rental is as follows:

Adjusted Monthly	=	Revised Price Index X Base Monthly Rental

Rental		Base Price Index

Not withstanding the above formula, the Adjusted Monthly Rental shall not be less than 103% or greater than 106% of the previous year’s Adjusted Monthly Rental, or the Basic Monthly Rental if such adjustment is for the Second Lease Year. The Adjusted monthly Rental as herein above provided shall continue to be payable monthly as required in paragraph 4A above without necessity of any further notice by the Landlord to the Tenant.

     D. Total Net Lease. The Tenant understands and agrees that this Lease is a total net lease (a “net, net, net lease”), whereby the Tenant has the obligation to reimburse the Landlord for a share of all costs and expenses (taxes, assessments, other charges, insurance, trash removal, Common Area operation and maintenance and like costs and expenses), incurred by the Landlord as a result of the Landlord’s ownership and operation of the Area.

     (E) Use of Premises. Tenant shall use the Leased Premises only for business offices, research and development and for no other purpose whatsoever except with the written consent of Landlord. Tenant shall not allow any accumulation of trash or debris on the Leased Premises or within any portion of the Area. All receiving an delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefore. In the event the Leased Premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the Leased Premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the Leased premises nor shall Tenant permit any nuisance to be maintained on the Leased Premises or permit any disorderly conduct or other activity having a tendency to annoy or disturb any occupants of any part of the Area and/or any adjoining property.

     7. Laws and Regulations — Tenant Responsibility. The Tenant shall, at its sole cost and expense,comply with all laws and regulations of any Govermental entity, board, commission or agency having jurisdiction over the Leased Premises. Tenant agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

     8. Landlord’s Rules and Regulations. Landlord reserves the right to adopt and promulgate rules and regulations applicable to the leased premises and from time to time or supplement amend or supplement said rules or regulations, Notice of such rules and regulations amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with the observe such rules and regulations and amendments and supplements thereto provided that the same apply uniformly to all Tenants of the Landlord in the Area

     9. Parking. If the Landlord provides off street parking for the common use of Tenants, employees and customers of the Area, the Tenant shall park all vehicles of whatever type used by Tenant and/or Tenant’s employees only in such areas thereof as are designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant’s employees park only in the areas so designated. Tenant shall, upon the request of the Landlord, provide to the Landlord license numbers of the Tenant’s vehicles and the vehicles of Tenant’s employees. During the duration of this lease, Landlord shall not decrease the 200 parking spaces allocated to the Area.

     10. Control of Common Areas - Exclusive control of the Landlord. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, notwithstanding that Tenant and/or Tenant’s employees and/or customers may have a nonexclusive right to the use thereof. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the use of said facilities and Common Areas.

     11. Taxes.

            A. Real Property Taxes and Assessments. The Tenant shall pay to the Landlord on the first day of each month, as additional rent, the Tenant’s Prorata Share of all real estate taxes and special assessments levied and assessed against the Building in which the Leased Premises are located and the Common Areas. If the first and last years of the Lease Term are not calendar years, the obligations of the Tenant hereunder shall be prorated for the number of days during the calendar year that this Lease is in effect. The monthly payments for such taxes and assessments shall be $5,283.00 until the Landlord receives the first tax statement for the referred to properties. Thereafter, the monthly payments shall be based upon 1/12th of the prior year’s taxes and assessments. Once each year the Landlord shall determine the actual Tenant’s Prorata Share of taxes and assessments for the prior year and if the Tenant has paid less than the Tenant’s Prorata Share for the prior year the Tenant shall pay the deficiency to the Landlord with the next payment of Base Monthly Rent, or, if the Tenant has paid in excess of the Tenant’s Prorata Share for the prior year the Landlord shall forthwith refund said excess to the Tenant.

            B. Personal Property Taxes. Tenant shall be responsible for, and shall pay promptly when due, any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Leased Premises by Tenant.

            C. Rent Tax. If a special tax, charge or assessment is imposed or levied upon the rents paid or payable hereunder or upon the right of the Landlord to receive rents hereunder (other than to the extent that such rents are included as a part of the Landlord’s income for the purpose of an income tax), the Tenant shall reimburse the Landlord for the amount of such tax within fifteen (15) days after demand therefore is made upon the Tenant by the Landlord.

            D. Other Taxes, Fees and Charges. Tenant shall pay to Landlord, on the first day of each month, as additional rent, Tenant’s Pro Rata Share of any ’Other Charges’ (as hereinafter defined) levied, assessed, charged or imposed against the Area, as a whole. Unless paid directly by Tenant to the authority levying, assessing, charging or imposing same, Tenant shall also pay to Landlord, on the first day of the month following payment of same by Landlord, the entire costs of any such ’Other Charges’ levied, assessed, charged or imposed against the Leased Premises, Tenant’s use of same, or Tenant’s conduct of business thereon. For purposes of this provision, ’Other Charges’ shall mean and refer to any and all taxes, assessments, impositions, user fees, impact fees, utility fees, transportation fees, infrastructure fees, system fees, license fees, and any other charge or assessment imposed by any governmental authority or applicable subdivision on the Area, the Leased Premises or the ownership or use of the Area or Leased Premises, or the business conducted thereon, whether or not formally denominated as a tax, assessment, charge or other nominal description, whether now in effect or hereafter enacted or Imposed (excluding, however, Landlord’s Income taxes).

            E. Should Landlord protest and win a reduction in the real estate taxes for the Building and Areas, Tenant shall be obligated to pay its Prorata Share of the cost of such protest, if the protest is handled by a party other than the Landlord.

      12. Insurance.

           A. Landlord’s Insurance. Landlord shall obtain and maintain such fire and casualty insurance on the core and shell of the Building in which the Leased Premises are located and the Common Areas, as well as such loss of rents, business interruption, liability or any other insurance, as it deems appropriate, with such companies and on such terms and conditions as Landlord deems acceptable. Such insurance shall not be required to cover any of Tenant’s inventory, furniture, furnishings, fixtures, equipment or tenant improvements (whether or not installed on the Leased Premises by or for Tenant and whether or not included within the tenant finish provided by Landlord), and Landlord shall not be obligated to repair any damage thereto or replace any of same, and Tenant shall have no interest in any proceeds of Landlord’s insurance.

           B. Tenant’s Insurance. Tenant shall, at its sole cost and expense, obtain and maintain throughout the term of this Lease, on full replacement cost basis, “all risk” insurance covering all of Tenant’s Inventory, furniture, furnishings, fixtures, equipment and all tenant improvements or tenant finish (whether or not installed by Landlord) and betterments located on or within the Leased Premises. In addition, Tenant shall obtain and maintain, at its sole cost and expense, comprehensive, general public liability insurance providing coverage from and against any comprehensive injury and property damage. Such liability coverage shall be written on an "occurrence" basis, with limits of not less than $1,000,000.00 combined single limit coverage.

      All policies of insurance required to be carried by Tenant hereunder shall be written by an insurance company licensed to do business in the State of Colorado, and shall name Landlord as an additional named insured and/or less payee, as Landlord may direct. Each such policy shall provide that same shall not be changed or modified without at least thirty (30) days’ prior written notice to Landlord and any mortgages of Landlord. Certificates evidencing the extent and effectiveness of all Tenant’s insurance shall be delivered to Landlord. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant under this Lease.

      In the event that Tenant fails to maintain any of the insurance required of it pursuant to this provision, Landlord shall have the right (but not the obligation) at Landlord’s election, to pay Tenant’s premiums or to arrange substitute insurance with an insurance company of Landlord’s choosing, in which event any premiums advanced by Landlord shall constitute additional rent payable under this Lease and shall be payable by Tenant to Landlord immediately upon demand for same. Landlord shall also have the right, but no the obligation, whether or not Tenant maintains coverage to carry any such insurance as Landlord may elect in order to provide coverage in the event Tenant fails to properly maintain such insurance.

     The right of Landlord here under shall be in addition to, and not in lieu of, of any other rights or remedies available to Landlord under this Lease of provided by law or in equity. Without limiting the foregoing, in the event that coverage of any risk for which Tenant is responsible pursuant to this Section 12 is ultimately provided by coverage maintained by Landlord, whether due to Tenant’s failure to provided or maintain such insurance or otherwise, Tenant shall promptly reimburse Landlord for an amount equal to any deductible incurred, immediately upon demand for same.

          D. Tenant’s Share of Landlord Insurance Tenant shall pay the Landlord as additional rent Tenant’s Prorata Share of the insurance secured by the Landlord pursuant to “12A” above. Payment shall be made on the first day of each month as additional rent. The monthly payments for such insurance shall be $225,00 until changed by Landlord as a result of an Increase or decrease in the cost of such insurance.

          E Mutual Subrogation Waiver Landlord and Tenant hereby grant to each other, on behalf of any insurer providing fire and extended coverage to either of them covering the Leased Premises, Buildings or other improvements thereon or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against the Landlord or Tenant by virtue of payments of any loss under such insurance . Such a waiver shall be effective so long as the Landlord and Tenant are empowered to grant such waiver under the terms of their respective insurance policy or policies and such waiver shall stand mutually terminated as of the date either Landlord or Tenant gives notice to the other that the power to grant such waiver has been so terminated.

     13. Utilities

          A. Tenant shall be solely responsible for and promptly pay all charges (as part of the amount paid per Paragraph 16 below) for heat, water, gas, electric, sewer service and any other utility service used or consumed on the Leased Premises. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility to the Leased Premises.

          In the event the utility company supplying water and or sewer to the Leased Premises determines that an additional service fee, impact fee, and/or assessment, of any other type of payment or penalty is necessary due to Tenant’s use and occupancy of the Building, nature of operation and/or consumption of utilities, said expense shall be born solely by the Tenant. Said expense shall be paid promptly and any repairs requested by the utility company shall be performed by Tenant immediately and without any delay.

          B. Landlord Controls Selection. Landlord has advised Tenant that presently Public Service Company of Colorado (“Utility Service Provider”) is the utility company selected by Landlord to provide electricity and gas service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity and/or gas service (each such company shall hereinafter be referred to as an (“Alternative Service Provider”) or continue to contract for service from the Utility Service Provider.

          C. Tenants Shall Give Landlord Access. Tenant shall cooperate with Landlord, Utility Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord. Utility Service Provider, and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, gas lines, and any other machinery within the Premises.

          D. Landlord Not Responsible for Interruption of Service. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the electrical and/or gas energy furnished to the Premises, or if the quantity or character of the electric and/or gas energy supplied by the Utility Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, In whole or in part or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

     14. Maintenance Obligation of Landlord. Except as herein otherwise specifically provided for, Landlord shall keep and maintain the roof and exterior of the Building of which the Leased Premises are a part, and any equipment, which Landlord owned that provides services to the Building, in good repair and condition. Tenant shall repair and pay for any damage to roof, foundation and external wails caused by Tenant’s action, negligence or fault.

     15. Maintenance Obligation of the Tenants Subject only to the maintenance obligations of the Landlord as herein provided for, the Tenant shall, during the entire Lease Term, including all extensions thereof, at the Tenant’s sole cost and expense, keep and maintain the Leased Premises in good condition and repair, including specifically the following:

          A. Electrical System. Tenant agrees to maintain in good working order and to make all required repairs and replacements to the electrical systems for the Leased Premises. Tenant upon signing this Lease acknowledges that Tenant has inspected the existing electrical systems and all such systems are in good repair and working order.

          B. Plumbing System Tenant agrees to maintain in good working order and to make all required repairs or replacements to the plumbing systems for the Leased Premises. Tenant upon signing this Lease acknowledges that Tenant has inspected the existing plumbing systems and all such systems are in good repair and working order.

          C. Inspection and Service. Upon termination of Lease Agreement, Tenant agrees, before vacating premises, to employ at Tenant’s sole cost and expense, a licensed contractor to inspect service and write a written report on the systems referred to in “A” and “B” of this Paragraph. Landlord shall have the right to order such an inspection if Tenant fails to provide evidence of such inspection, and to follow the recommendations of such reports to charge the expense there of the Tenant.

          D. Tenant’s Responsibility for Building and Area Repairs. Tenant shall be responsible for any repairs required for any part of the Building or Area of which the Leased Premises are a part if such repairs are necessitated by the actions or inactions of Tenant.

          E. Cutting Roof. Tenant must obtain in writing the Landlord’s approval prior to making any roof penetrations. Failure by

Tenant to obtain written permission to penetrate a roof shall relieve Landlord of any roof repair obligations as set forth in Paragraph “14” hereof. Tenant further agrees to repair, at its sole cost and expense, all roof penetrations made by the Tenant and to use, if so requested by Landlord, a licensed contractor selected by the Landlord to make such penetrations and repairs.

            F. Glass and Doors. The repair and replacement of all glass and doors on the Leased Premises shall be the responsibility of the Tenant. Any such replacements or repairs shall be promptly completed at the expense of the Tenant.

            G. Liability for Overload. Tenant shall be responsible for the repair or replacement of any damage to the Leased Premises the Building or the Area which result from the Tenant’s movement of heavy articles therein or thereon. Tenant shall not overload the floors of any part of the Leased Premises.

            H. Liability for Overuse and Overload of Operating Systems. Tenant shall be responsible for the repair, upgrade, modification, and/or replacement of any operating systems servicing the Leased Premises and/or all or a part of the Building which is necessitated by Tenant’s change or increase in use of or non-disclosed use of all or a part of the Leased Premises. Operating systems include, but are not limited to, electrical systems; plumbing systems (both water and natural gas); healing, ventilating, and air conditioning systems; telecommunications systems; computer and network systems; lighting systems, fire sprinkler systems; security systems; and building control systems, if any.

           I. Failure of Tenant to Maintain Premises. Should Tenant neglect to keep and maintain the Leased Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and as reasonable costs plus a ten percent (10%) overhead charge therefore shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due.

     16. Common Area Maintenance. Tenant shall be responsible for Tenant’s Prorata share of the total costs incurred for the operation, maintenance and repair of the Common Areas, including but not limited to, the costs and expenses incurred for the operation, maintenance and repair of parking areas (including restriping, and repeving); removal of snow; all utilities including water, gas and electric for the building; janitorial for common areas and tenant occupied space; normal HVAC maintenance and elevator maintenance (if applicable); trash removal; security to protect and secure the Area; common entrances, exits, and lobbies of the Building; all common utilities, including water to maintain landscaping; replanting in order to maintain a smart appearance of landscape areas; supplies; depreciation on the machinery and equipment used in such operation, maintenance and repair; the cost of personnel to implement such services; the cost of maintaining in good working condition the HVAC systems (s) for the Leased premises; the cost of maintaining in good working condition the elevator(s) for the Leased Premises, if applicable; and costs of cover Landlord’s management fees paid for the property. These costs shall be estimated on an annual basis by the Landlord and shall be adjusted upwards or downwards depending on the actual costs for the preceding twelve months. Tenant shall pay monthly, commencing with the first month of the Lease Team, as additional rent due under the terms hereof, a sum equal to Tenant’s Prorata Share of the estimated costs for said twelve(12) month period, divided by 12. The estimated initial monthly costs are $7,835.00. Once each year the Landlord shall determine the actual costs of the foregoing expenses for the prior year and if the actual costs are greater than the estimated costs, the Tenant shall pay its Tenant’s Prorata Share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Monthly Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith refund the amount of the Tenant's excess payment to the Tenant.

     17. Inspection of and Right of Entry to Leased Premises — Regular, Emergency, Reletting. Landlord and/or Landlord’s agents and employees, shall have the right to enter the Leased Premises at all times during regular business hours and, at all times during emergencies, to examine the Leased Premises, to make such repairs, alterations, improvements or additions as Landlord deems necessary, and Landlord shall be allowed to take all materials into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and/or purchasers and may place upon the Leased Premises the usual notices indicating that the Leased Premises are for lease and/or sale.

     18. Alternation-Changes and Additions-Responsibility. Unless the Landlord’s approval is first secured in writing, the Tenant shall not install or erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures install additional heating and/or air conditioning or make any other changes or alternations to the interior or exterior of the Leased Premises. Any such changes or alterations shall be made at the sole cost and expense of the Tenant. At the end of this Lease, all such fixtures, equipment, additions, changes and/or alterations except trade fixtures installed by Tenant) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations, other than those tenant improvements provided by Landlord or improvements approved by Landlord, and restore the Leased Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant’s cost and expense. All such work shall be done in good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications thereto shall be the responsibility of, and at the cost of, Tenant. Landlord may require adequate security from Tenant assuming no mechanics’ liens on account of work done on the Leased Premises by Tenant and may post the Leased Premises, or take such other action as is then permitted by law, to protect the Landlord and the Leased Premises against mechanics’ liens. Landlord may also require adequate security to assure Landlord that the Leased Premises will be restored to their original condition upon termination of this lease.

     19. Sign Approval. Except for signs which are located inside of the Leased Premises and which are not attached to any part of the Leased Premises, the Landlord must approve in writing any sign to be placed in or on the interior or exterior of the Leased Premises, regardless of size or value. Specifically, signs attached to windows of the Leased Premises must be so approved by the Landlord. As a condition to the granting of such approval, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such sign work to be so performed. Tenant shall, during the entire Lease Term, maintain Tenant’s signs in good condition and repair at Tenant’s sole cost and expense. Tenant shall, remove all signs at the termination of this lease, at Tenant’s sole risk and expense and shall in a workmanlike manner property repair any damage and close any holes caused by the installation and/or removal of Tenant’s signs. Tenant shall give Landlord prior notice of such removal so that a representative of Landlord shall have the opportunity of being present when the signage is removed, or shall pre-approve the manner and materials used to repair damage and close the holes caused by removal.

     20. Right of Landlord to Make Changes and Additions. Landlord reserves the right at any time to make alternations or additions to the Building or Area of which the Leased Premises are a part. Landlord also reserves the right to construct other building and/or improvements in the Area and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Landlord further reserves the exclusive right to the roof of the Building of which the Leased Premises are a part.

Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements or Common Areas located in the Area provided, however, that all such changes shall be in compliance with the requirements of governmental authorities having jurisdiction over the Area. Any such changes and additions shall not unreasonably interfere with Tenants ability to conduct business.

     21. Damage or Destruction of Leased Premises. In the event the Leased Premises and/or the Building of which the Leased Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the Leased Premises are partially damaged by fire or other casualty, except if caused by Tenant’s negligence, and said Leased Premises are not rendered untenable thereby, as determined by Landlords an appropriate reduction of the rent shall be allowed for the unoccupied portion of the Leased Premises until repair thereof shall be substantially completed. If the Landlord elects to exercise the right herein vested in it to terminate this Lease as a result of damage to or destruction of the Leased Premises or the Building In which the Leased Premises are located , said election shall be made by giving notice thereof to the Tenant within thirty (30) days after the date of said damage or destruction.

     22. Governmental Acquisition of Property. The parries agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the Leased Premises, the Building, the Area, or any part thereof, by any governmental body or other person or entity via the excercise of the power of the eminent domain, it being understood and agreed that any financial settlement made or compensation paid respecting said land or improvements to be so taken, whether resulting from negotiation and agreement or legal proceedings, shall be the taking, Landlord shall have the right to terminate this Lease on the date possession in delivered to the condemning person or authority. Such taking of the property shall not be a breach of this Lease by Landlord not give rise to any claims in Tenant for damages or compensation from Landlord. Nothing herein contained shall be construed as depriving the Tenant of the right to retain as its sole property any compensation paid for any tangible personal property owned by the Tenant which is taken in any such condemnation proceeding.

     23. Assignment or Subletting. Tenant may not assign this Lease, or sublet the Leased Premises or any part thereof, without the written consent of Landlord, with consent shall not be unreasonably withheld. No such assignment or subletting if approved by the Landlord shall relieve Tenant of any of its obligations hereunder, and, the performance or nonperformance of any of the covenants herein contained by subtenants shall be considered as the performance or the nonperformance by the Tenant.

     24. Warranty of Title. Subject to the provisions of the following three(3) paragraphs hereof, Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term of the Lease.

     25. Access. Landlord shall provide Tenant nonexclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right, during the term of this Leases, to designate, and to change, such nonexclusive access.

     26. Subordination. Tenant agrees that this Lease shall be subordinate to any mortgages, trust deeds or ground leases that may now exist or which may hereafter be placed upon said Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and failing to do so within ten(10) days after demand in writing, does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stand so to do. Tenant shall in the event of the sale or assignment of Landlord’s interest in the Area or in the Building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

     27. Easements. The Landlord shall have the right to grant any easement on, over, under and above the Area for such purposes as Landlord determines, provided that such easements do not materially interfere with Tenant’s occupancy and use of the Leased Premises.

     28. Indemnification and Wolver. Except in the case of a breach or default in the performance of any obligation under this Lease, each party shall indemnify, defend and hold harmless the other party and nothing in this Lease shall be construed as imposing any liability on them for any loss, costs, expense (including reasonable attorney’s fees), or any claims, suits, actions or damages arising from the ownership, use, control or occupancy of any portion of the Project including the Building. Common Areas and Premises unless such loss, cost, expense, claim, suit or action is a result of or caused by the negligent acts or omissions of such other party or it’s agents, servants, employees, contractors, or invitees.

Tenant shall not indemnity Landlord for acts or failure to observe or comply with any of the rules by any other Tenant or occupant or the Building or Project that adversely affect Tenant’s use and occupancy in which Landlord has been put on notice of such adverse impact to Tenant.

     29. Acts or Omission or Others. The Landlord , or it’s employees or agents, or any of them, shall not be responsible or liable to the Tenant or to the Tenant’s guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other Tenants , their guests or invitees, occupying any other part of the Area or by persons who are trespassers on or in the area, as for any loss or damage caused or resulting from the bursting stoppage, backing up or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts or the Landlord, it’s agents or contractors.

     30. Interest on Past Due Obligations. Any amount due to Landlord not paid when due shall bear interest at two (2%) percent per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     31. Holding Over-Double Last Month’s Rent. If Tenant shall remain in possession of the Leased Premises after the termination of this Lease, whether by expiration of the Lease Term or otherwise, without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant. The rent rate during such holdover tenancy shall be equivalent to double the monthly rent paid for the last full month of tenancy under this Lease, excluding any free rent concessions which may have been made for the last full moth of the Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises including , without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

     32. Modification or Extensions. No modification or extension of this Lease shall be binding upon the parties hereto unless in writing and unless signed by the parties hereto.

     33. Notice Procedure. All notices, demands and requests which may be or are required to be give by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or an employee or Tenant or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at see page one or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United Stated registered of certified mail, return receipt requested, property sealed, stamped and addressed to Landlord at 4875 Pearl East Cr. #300, Boulder, CO 80301 or at such other place as Landlord may form time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing.

     34. Memorandum of Lease-Notice to Mortgage. The Landlord and Tenant agree not to place this Lease of record, but upon request of either party to execute and acknowledge so the same may be recorded a short form lease indicating the names and respective addresses of the Landlord and Tenant, the Leased Premises, the Lease Term, the dates of the commencement and termination of the Lease Term and options or renewal, if any, but omitting rent and other terms of this Lease. Tenant agrees to an assignment by Landlord of rents and of the Landlord’s interest in this Lease to a mortgagee, if the same be made by Landlord. Tenant further agrees if requested to do so by the Landlord that it will give to said mortgagee a copy of any request for performance by Landlord or notice of default by Landlord; and in the event Landlord fails to cure such default the Tenant will give said mortgagee a sixty (60) day period in which to cure the same. Said period shall begin with the last day on which Landlord could cure such default before Tenant has the right to exercise any remedy by reason of such default. All notices to the mortgagee shall be sent by United States registered or certified mail, postage prepaid, return receipt requested.

     35. Controlling Law. The Lease, and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Boulder County and in no other jurisdiction.

     36. Landlord Not a Partner With the Tenant. Nothing contained in this Lease shall be deemed, held or construed as creating Landlord as a partner, agent associate of or in joint venture with Tenant in the conduct of Tenant’s business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

     37. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     38. Default-Remedies of Landlord.

          (A). The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

                (1) Failure to make due and punctual payment of rent or any other changes, assessments or amounts due or payable or required to be paid under this Lease; or

                (2) Neglect or failure by Tenant to perform or observe, or any other breach of, any other term, covenant or condition of this Lease; or

                (3) Adjudication of Tenant as bankrupt or insolvent, or filing by or against Tenant of any petition in bankruptcy or for reorganization or for the adoption of any arrangement under the Bankruptcy Code; application is made for the appointment of receiver or conservator for Tenant’s business or property; or assignment by Tenant is made of its property for the benefit of its creditors; or Tenant’s interest in this Lease or any substantial amount of Tenant’s other real or personal property is levied or executed upon by process or law; or

                (4) Petition or other proceeding is made by or against Tenant for its dissolution or liquidation; or voluntary dissolution or liquidation of Tenant; or

                (5) Abandonment of the Leased Premised, or any part thereof, by Tenant for a period of time in excess of thirty(30) consecutive days.

           B. If Tenant shall default in the payment or rent or in the keeping of any of the terms, covenants or conditions of this Lease to be kept and/or performed by Tenant or shall otherwise commit any event of default as defined above, Landlord may upon the expiration of any applicable cure, immediately, or at any time thereafter, recent the Leased Premises, remove all persons and property therefore, without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the Leased Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, reflect the Leased Premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the Leased Premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such Leased Premises, Landlord may occupy, the same or cause the same to be occupied by others. Whether or not the Leased Premises or any part thereof be relief, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or such recovered possession, as the case may be and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant less the net amount received by Landlord for such reletting, If any, unless waived by written notice from Landlord to Tenant. No action by Landlord to obtain possession of the Leased Premises and/or to recover any amount due to Landlord hereunder shall be taken a waiver of Landlord’s right to required full and complete performance by Tenant of all terms hereof, including payment of all amounts due hereunder or as an election on the part of Landlord to terminate this Lease Agreement. If the Leased Premises shall be reoccupied by Landlords than from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent. If the Leased Premises are reoccupied by the Landlord pursuant hereto, and regardless of whether the Leased Premises shall be relief or possessed by Landlord, all fortunes, additions, furnitures, and the like then on the Leased Premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord, has abandoned the Leased Premises, Landlord, shall have right to remove all the Tenant’s property from the Leased Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken and without liability on the part of Landlord for any action 50 taken.

           C. In the event an assignment of Tenant’s business or property shall be made for the benefit of creditors, or, if the Tenant’s leasehold interest under the terms of this Lease Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property or Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, than and in any such case, at Landlord’s option, with or without notice, Landlord may terminate this Lease and immediately retake

Possession of the Leased Premises without the same working any forfeiture of the obligations of Tenant hereunder.

           D. Tenant hereby grants to the Landlord a security interest in and to any and all of Tenant’s property located in, on or adjacent to the Leased Premises as security for Tenant’s full and complete performance of the terms and conditions of this Lease, which security interest is enforceable by Landlord as provided by the laws of the State of Colorado.

           E. In addition to all rights and remedies granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available at law or in equity, or under the statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rent by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

           F. If Tenant shall, for any reason, vacate the Leased Premises before the current expiration date, landlord shall have the right to accelerate rental payments and any and all future rent payments due during the course of the Lease Term shall become immediately payable in full to the Landlord.

     39. Legal Proceedings-Responsibilities. In the event of proceeding at law or in equity by either party hereto, the defaulting party shall pay all costs and expenses, including all reasonable attorney’s fees incurred by the non-defaulting party in pursuing such remedy, if such non-defaulting party is awarded substantially the relief requested.

     40. Administrative Charges. In the event any check, bank draft or negotiable instrument given for any money payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, (1) to make an administrative charge of $100.00 or three times the face value of the check, bank draft or negotiable instrument, whichever is smaller, and (2) at Landlord’s sole option, to require Tenant to make all future rental payments in cash or cashiers check.

     41. Hazardous Materials and Environmental Considerations.

           A. Tenant covenants and agrees that Tenant and its agents, employees, contractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Without limiting the foregoings, Tenant covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Leased Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Leased Premises, except in full compliance with any applicable Hazardous Materials Laws. Any Hazardous Materials located on the Leased Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant’s expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws and in such a way as not to interfere with any other tenant’s use of its premises. Upon breach of any covenant contained herein, Tenant shall, at Tenant’s sole expense, cure such breach by taking all action prescribed by any applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matters.

           B. Tenant shall inform Landlord at any time of (i) any Hazardous Materials it intends to use, generate, handle, store or dispose of, on or about or transport from, the Leased Premises and (ii) of Tenant’s discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Leased Premises.

           C. Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including without limitation, diminution on value of the Leased Premises, damages for loss or restriction on use of all or part of the Leased Premises, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney’s fees, consultant fees, and expert fees) which arise as a result of or in connection with any breach of the foregoing covenants or any other violation of any Hazardous Materials laws by Tenant. The indemnification contained herein shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Landlord.

           D. Upon termination of this Lease and/or vacation of the Leased Premises, Tenant shall properly remove all Hazardous Materials and shall then provide to Landlord an environmental audit report, prepared by a professional consultant satisfactory to Landlord and at Tenant’s sole expense, certifying that the Leased Premises have not been subjected to environmental harm caused by Tenant’s use and occupancy of the Leased Premises. Landlord shall grant to Tenant and its agents or contractors such access to the Leased Premises as is necessary to accomplish such removal and prepare such report.

           E. “Hazardous Materials” shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Leased Premises or to persons on or about the Leased Premises or would cause a violation of or is regulated by any Hazardous Materials Laws, and (b) any chemical, material or substance defined as or included in the definitions of hazardous substances’, “hazardous wastes”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “regulated substance”, or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801 et seq.; the Resource Conservation and Recovery Act as amended, 42 U.S.C. Sec. 6901, et seq.; the Solid Waste Disposal Act. 42 U.S.C. Sec. 6991 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; and Sections 25-15-101, U.S. et seq., 25-16-101, et seq., 25-7-101, et seq., and 25-8-101, et seq., of the Colorado Revised Statues. “Hazardous Materials Laws” shall mean any federal state or local laws, ordinances, rules, regulation, or policies (including, but not limited to, those laws specified above) relating to the environment, health and safety or the use, handling, transportation, production, disposal, discharge or storage of Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Leased Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as may hereafter be enacted or adopted during the term of this Lease.

           F. All obligations of Tenant hereunder shall survive and continue after the expiration of this Lease or its earlier termination for any reason.

           G. Tenant further covenants and agrees that it shall not install any storage tank (whether above or below the ground) on the

Leased Premises without obtaining the prior written consent of the Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other thing, Compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibility requirements.

          H. Should any local governmental entity having jurisdiction over the Leased Premises require any type of environment audit or report prior to or during the occupancy of the Leased Premises by the Tenant, such cost of the audit or report shall be the sole responsibility of the Tenant.

     42. Entire Agreement. It is expressly understood and agree by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions, or understandings between Landlord and /or its agents and Tenant relative to the Leased Premises and that there are no promises, agreements, conditions, or understandings either oral or written, between them other than that are herein set forth.

     44. Esloppel Certificates. Within no more than 5 days after receipt of written request, the Tenant shall furnish to the owner a certificate, duly acknowledged, certifying, to the extent true:

A. That this Lease is in full force and effect.

B. That the Tenant knows of no default hereunder on the part of the owner, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail.

C. The amount of the rent being paid and the last date to which rent has been paid.

D. That this Lease has not been modified, or it has been modified, the terms and dates of such modifications.

E. That the term of this Lease has commenced.

F. The commencement and expiration dates.

G. Whether all work to be performed by the owner has been completed.

H. Whether the renewal term option has been exercised if applicable.

I. Whether there exist any claims or deductions from, or defenses to, the payment of rent.

J. Such other matters as may be reasonably requested by owner.

If the Tenant fails to execute and deliver to the owner a completed certificate as required under this section, the Tenant hereby appoints the owner as its Attorney-in-Fact to execute and deliver such certificate for and on behalf of the Tenant.

     45. Financial Statements. As requested by the Landlord, as requested by lender for review, Tenant shall provide copies of its most recent financial statements and shall also provide Landlord with up to three (3) prior years of financial statements, if so requested.

     46. Brokers. Tenant represents and warrants that it has dealt only with The W.W. Reynolds Companies, Inc. (the “Broker”) in the negotiation of this Lease. Landlord shall make payment of the commission according to the terms of a separate agreement with the Broker. Tenant hereby agrees to indemnify and hold Landlord harmless of an from any and all loss, costs, damages or expenses (including, without limitation, all attorney’s fees and disbursements) by reason of any claim of, or liability to, any other broker or person claiming through Tenant and arising out of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant dealt or may deal with in the future with respect to leasing of any additional or expansion space in the Building or any renewals or extensions of this Lease unless specifically provided for by separate written agreement with Landlord. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant hereby indemnifies Landlord, and Tenant shall be liable for the payment of all reasonable attorney’s fees, costs, and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, upon demand, make payment to such broker.

     47. Lease Exhibits Attached. This Lease includes the following Lease Exhibits which are incorporated herein and made a part of this Lease Agreement

     Exhibit” A” - Site Plan Depicting Area

     Exhibit “B” - Interior Space Plan

     Exhibit “C” - Landlord and Tenant’s Construction Obligations

     Exhibit “D” - Deleted

     Exhibit “E” - Additional Term and Conditions

     Exhibit “F” - Option to extend

     48. Miscellaneous. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words “Landlord” and “Tenant” are used they shall include and imply to the singular, plural, persons both male and female, companies, partnership and corporations, and in reading said Lease, the necessary grammatical changes required to make the provision hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

IN WITNESS WHERE OF, the parties have executed this Lease as of the date hereof.

LANDLORD LakeCenter Plaza, Ltd, LLLP

By:	/s/ William W. Reynolds

William W. Reynolds, partner
TENANT:	Mylex Corporation

By:	[ILLEGIBLE]

Exhibit “A”
Site Plan Depicting Area

Exhibit “B”
Interior Space Plan

Exhibit “C”
Landlord and Tenant’s Construction Obligations

1. Landlord shall complete the Leased Premises per Exhibit “B” and per the attached set of “Standard Lease Space specification”. Said standard landlord tenant finish improvements will be strictly adhered to by Landlord.

2. Landlord shall provide Tenant with $25.00 per square foot Tenant Finish Allowance toward the completion of such Tenant improvements.

3. All other improvements to the Leased Premises shall be at the sole cost and expense of the Tenant, including but not limited to all costs in excess of the $25.00 per square foot Tenant Finish Allowance as described above.

4. Prior to the start of Tenant Finish, Landlord shall provide Tenant a budget outlining the cost of the Tenant Finish Construction.

STANDARD LEASE SPACE SPECIFICATONS
OFFICE/INDUSTRIAL BUILDINGS

The following are standard specifications for the Leased Premises herein defined.

GENERAL

A. The leased space design/layout will conform to the Architectural drawings.

B. All work performed to complete the Leased Premises will be in accordance with all applicable codes and regulations.

C. Demising, corridor and partition walls separating offices from warehouse space to be 3-5/8” metal studs at 24” o.c. with 5/8” gypsum wallboard on each side. Partitions to extend from floor to underside of structure above. Partitions to have acoustical seatant at joints and sound attenuation batting between studs from floor to structure above. partitions to receive typical partition finish.

D. 1) Building interior space may be divided into fire containment areas. It is the responsibility of the Tenant to conform to all applicable regulations and fire codes, including, but not limited to, maintaining egness requirements during the term of occupancy.

     2) Fire containment walls to be 3-5/8” metal studs at 24“ o.c. with 5/8” gypsum wallboard on each side. Walls to extend from floor to underside of structure above. Doors in fire containment walls to be twenty minute fire rated, solid core oak weneer with closer and metal jambs.

E. Tenant will be responsible for identifying any equipment or areas requiring additional or special ventilation, lighting or electrical service prior to space planning.

OFFICE AREAS

A. INTERIOR PARTITIONS.

1. 3-5/8” metal studs at 24” o.c. from floor to underside of ceiling with 5/8” gypsum wallboard on each side.

2. All concrete block walls in office area to be furred and shealhed as interior partitions above unless otherwise noted on Architectural drawings.

B. PARTITION FINISH

All interior partitions, not prefinished, will receive paint. Paint to be Landlord’s standard two finish coats over one primer coal. Color to be selected by Tenant from among choices pre-selected by Landlord.

C. CEILING

To be suspended acoustical 2x4 ceiling tile. Tile and metal grid to be while.

D. FLOOR COVERING

1. Carpet to be Landlord’s standard (Cambridge-Oxford 28 oz. nylon textured loop. Installation to be glue down. Color to be selected by Tenant from among choices pre-selected by Landlord. Base at carpet to be 2-1/2” high solid oak funish to match doors.

2. Resilient flooring to be Landlord’s standard.

12“x12“X1/8”. Color to be selected by Tanant from among choices pre-selected by Landlord. Base at resident flooring to be Roppe 2-1/2” rubber cove.

E. INTERIOR DOORS

All interior doors to be solid core flush panel oak veneer with 3 coats natural color lacquer finish. Frames to be Timely Metal Frames. Door sizes to be 3"-0” x 7”-0” 1-3/4” unless otherwise noted on architectural drawings.

F. DOOR HARDWARE

To be sergent 6 line Orbital series, 260 brushed chrome or equal. All entry doors to have keyed cylinder lock sets. All office, conference, and storage room doors to have passage lock set. Restrooms to have privacy lock. All doors to have 1-1/2 pair 4” hinges and 1 lves concave wall stop 407 -1/2, or equal stainless steel finish.

G. LIGHTING

To be 2’x4’ 4 lamp, recessed, fluorescent with 4’ x 4’ parabolic lens light fixtures.

H. ELECTRICAL/PHONE

outlet locations as shown or Architictural drawings. All outlets, outlet covers, switches and switch plate covers to be white.

I. COMPUTER/TELEPHONE OUTLETS

Outlets to consist of empty junction box with 1/2’ conduit stubbed above ceiling.

J. TELEPHONE/COMPUTER LINES AND CABLING

Wiring and installation to be provided by Tenant 3/4” plywood phone board to be provided and installed by Landlord for telephone installation.

RESTROOMS INSIDE THE TENANT’S SPACE

A. CONSTRUCTION AND FINISHES

To be as per office area specifications except as follows:

1) Partitions and ceiling to receive 5/8” water resistant gypsum wallboard.

2) Walls to have 2 coats of epoxy paint from floor to 4’-0” above floor. Remaining wall surface and ceiling to have 2 finish coasts of semi-gloss acrylic over one primer coat. Color to be white.

3) Ceiling structure to be metal stud joists bearing on partition wall. Ceiling structure to support unit water heater for restroom. Ceiling height to be maximum allowable.

4) Counter tops to have plastic laminate finish with color to be selected by Tenant from among choices pre-selected by Landlord.

B. PLUMBING FIXTURES

1) Toilet — Armitage Shanks, White, model # 109 or equal.

2) Lavatory — Armitage Shanks model #308, white, 19” self rimming china lavatory with Price Pfisler #H43-121 faucet or equal.

3) Lavatory — American Standard wall hung Royalyn Vitreous China 3 hole #1024.131 (20” x 18”) with Delta handle faucet #2520 or equal.

4) Urinal — Kohler model #402, white with Zom flush valve or equal.

C. ACCESSORIES

1) Mirror — Full HGT and with mirror with metal edge trim as shown on Architectural Drawings.

2) Mirror — Bobrick stainless steel channel frame mirror #B-165-1830 (18” x 30”) or equal.

3) Paper Towel Dispenser/Disposal — Bobrick B-369 recessed, stainless steel satin finish or equal.

4) Toilet Tissue Dispenser — Bobrick B-388 recessed, stainless steel stain finish or equal.

5) Utility Hook — Bobrick #B-670 polished stainless steel or equal mounted interior side of toilet and shower stall doors (if applicable) 66” above finished floor.

6) Grab Bars — Bobrick #b-490, stainless steel satin finish or equal.

D. LIGHTING

One surface mounted 2 tube fluorescent fixture with acrylic lens in drywall light valance over lavatory. Ceiling fixture, if called for in Architectural drawings, to be 2 tube fluorescent with acrylic wrap lens.

E. ELECTRICAL

One GFI electric outlet adjacent to lavatory. One exhaust fan in any toilet room.

MECHANICAL/ELECTRICAL

A. HEATING AND COOLING

The interior premises are heated or cooled by one or more roof-mounted mechanical units. The sizing of the mechanical units are designed to provide one (1) ton of cooling for every three hundred and eighty-three (383) square feet of floor area; provided that the internal load does not exceed three (3) watts per square foot. Individual thermostat control shall be centrally controlled allowing for automatic setback capabilities with external dial-in monitoring provided for the interior premises, with control areas not to exceed two thousand (2,000) square feet in size. Based upon the above, the system shall maintain a minimum temperature of 65 degrees Fahrenheit and a maximum temperature of 75 degrees fahrenheit in the separate rooms within the Leased Premises, so long as the minimum exterior temperature shall not be below zero degrees fahrenheit and the maximum exterior temperature shall not be in excess of 100 degrees fahrenheit.

B. ELECTRICAL

Standard electrical service provided to the building to be 120/206 volt, three phase, four wire. No additional service to be provided for Tenant equipment unless otherwise noted. One (1) light switch per office provided. Circuitry design is normally laid out to allocate 6 to 8 duplex outlets per 20 amp circuit.

C. ELECTRICAL OUTLETS

Restrooms to have one duplex electrical outlet. See Architectural drawings for outlet locations in other areas.

D. LIGHTING

Finished rooms, other than restrooms and storage areas will be lighted with 2’x4’ recessed, 4 lamp, fluorescent fixtures. All fixtures to be provided initially with lamps. Lights and switch locations will be as shown on Architectural drawings.

SUPPLEMENTAL ITEMS

See Architectural drawings for additional notes and locations if the items below are included in the tenant finish.

A. COFFEE BAR

1)	Base and upper cabinets to be Merrilat brand with style to be chosen by Landlord.

2)	Countertop and splash to be plastic laminate finish with color to be selected by Tenant from among choices pre-selected by Landlord.

3)	Kitchen sink, Dayton Kingsford #K-11515 single compartment sink with Delta #2171 faucet or equal.

B. SHOWER STALL

     Universal Rundle #6852, 36” unit fiberglass shower stall with glass shower door or equal. When shower stalls are provided substitute a 30 gallon hot water heater for the standard 6 gallon hot water heater.

C. PARTIAL HEIGHT PARTITIONS

     Partial height partitions to be 3-5/8” metal studs with 5/8“gypsum wallboard on each side and 1x oak cap. Finish to match full height partitions and oak base. See Architectural drawings for detail. Vertical posts will be provided as necessary for stability.

D. REAR 10’ X 10’ OPENINGS

     Any of the following shall be included as part of the tenant finish:

1)	Changing out an overhead door to glass

2)	Changing out glass to an overhead door

3)	As part of initial tenant finish on a new building filling an opening with either glass or an overhead door.

Exhibit “E”
Additional Terms and Conditions

1. Landlord shall agrees to terminate Mylex Corporation’s existing lease’s and any addendums thereto in the Pearl East Business Park, at the time of occupancy in the new Premises.

2. Tenant shall be given the right to cancel this Lease Agreement after five (5) years of occupancy with twelve (12) months written notification in addition to payment of any remaining unamotized tenant improvements. This right to early termination will be applicable only after Tenant has been occupying the lease premises for four (4) full years (48 months) of this lease term. After the first four (4) years of occupancy, the Tenant may give written notification to terminate the lease after an additional twelve (12) months of occupancy from the date the written request to terminate the Lease has been received by the Landlord and Landlord has received the above described payment of any remaining unamortized tenant improvements. Said right to terminate the Lease shall be valid only during the initial base lease term. Any termination rights granted beyond the initial base lease term must be mutually agreed upon by both Tenant and Landlord and must be in writing. Following is an amortization schedule reflecting required payment in the event of early termination.

Principal	$1,093.125
Years	7
Annual rate	12.0000%

Months	84
Monthly rate	1.0000%
Total Paid	$1,620,918.06
Total Interest	$527,793.06

MONTH	PAYMENT	INTEREST	PRINCIPAL	EXTRA PAID	BALANCE
60	$19,296.64	$4,249.73	$15,046.91		$409,926.07
61	$19,296.64	$4,099.26	$15,197.38		$394,728.69
62	$19,296.64	$3,947.29	$15,349.36		$379,379.33
63	$19,296.64	$3,793.79	$15,502.85		$363,876.48
64	$19,296.64	$3,638.76	$15,657.88		$348,218.60
65	$19,296.64	$3,482.19	$15,814.46		$332,404.15
66	$19,296.64	$3,324.04	$15,972.60		$316,431.54
67	$19,296.64	$3,164.32	$16,132.33		$300,299.22
68	$19,296.64	$3,002.99	$16,293.65		$284,005.56
69	$19,296.64	$2,840.06	$16,456.59		$267,548.98
70	$19,296.64	$2,675.49	$16,621.15		$250,927.82
71	$19,296.64	$2,509.28	$16,787.37		$234,140.46
72	$19,296.64	$2,341.40	$16,955.24		$217,185.22
73	$19,296.64	$2,171.85	$17,124.79		$200,060.43
74	$19,296.64	$2,000.60	$17,296.04		$182,764.39
75	$19,296.64	$1,827.64	$17,469.00		$165,295.39
76	$19,296.64	$1,852.95	$17,643.69		$147,651.70
77	$19,296.64	$1,476.52	$17,820.13		$129,831.57
78	$19,296.64	$1,298.32	$17,996.33		$111,833.24
79	$19,296.64	$1,118.33	$18,178.31		$93,654.93
80	$19,296.64	$936.55	$18,360.09		$75,294.84
81	$19,296.64	$752.95	$18,543.70		$56,751.14
82	$19,296.64	$567.51	$18,729.13		$38,022.01
83	$19,296.64	$380.22	$18,916.42		$19,105.59
84	$19,296.64	$191.06	$19,105.59		$0.00

Exhibit “F”
Option To Extend

1. Option to Extend. The Tenant shall have the option to extend this Lease Agreement from 12:00 noon on May 1, 2007, to 12:00 noon on May 1, 2014, In the event the Tenant desires to exercise said option, Tenant shall give written notice of such exercise to Landlord not before June 1, 2006, nor later than June 30, 2006.

See below for Option Term Rent. In the event of such exercise, this Lease Agreement shall be automatically extended for the additional term. Notwithstanding the foregoing, this option shall be void and of no force or effect if the Tenant is in default hereunder either as of the date of the Tenant’s exercise of said option or as of the date of the commencement of the option or additional term.

2. Rent. Tenant shall pay the following rent for the Leased Premises:

During Option Term

For Period	To Period	A Base Monthly
Starting	Ending	Rent of
May 1, 2007	May 1, 2014	See below*

* Landlord and Tenant will attempt to agree upon a Fair Market Rental Value of the Leased Premises ( expressed on a dollar per square foot basis ) as determined by comparison to parcels of similar size located in shopping center in or near the City of Boulder, Colorado, having comparable development, use and density capability and such other characteristics as may be deemed relevant by a subject appraiser whose selection is outlined herein.

Landlord shall select an independent MAI real estate appraiser with at least ten (10) years’ experience in appraising commercial real property in the City of Boulder, Colorado ( a “Qualified Appraiser”). The Qualified Appraiser selected by the Landlord shall be referred to as the “Landlords Appraiser”. Within thirty (30) days of being selected by the Landlord, the Landlord’s the appraiser shall determine the Fair Market Rental Value of the leased Premises in accordance with the appraisal standards set forth above and shall immediately give the Landlord and the Tenant written notification of his determination.

If the Tenant AGREES with the Landlord’s Appraiser’s determination by multiplying the Fair Market Rental Value, than the Base Monthly Rent shall be determined by multiplying the Fair Market Rental Value by 43,725 and the new Base Monthly Rental shall become effective beginning with the first month of the Option Term. If the Tenant does not agree with the Landlord’s Appraiser’s determination of Fair Market Rental Value, the Tenant shall have the right to select its own Qualified Appraiser, its own Qualified Appraiser to determine the Fair Market Rental Value. If the Tenant does elect to appoint a Qualified Appraiser, (the Tenant’s Appraiser”), the Tenant shall select the Tenant’s Appraiser within thirty (30) business days after receiving the Landlord’s Appraiser’s Determination of Fair Market Rental Value. The Tenant’s Appraiser shall make his own determination if the Fair Market Rental Value in accordance with the provisions set forth above, within thirty (30) business days of being selected by the Tenant and shall immediately give the Landlord and the Tenant written notice of his determination.

If the Fair Market Rental Value as determined by the Landlord’s Appraiser and the Tenant’s Appraiser, respectively, differ by an amount which is equal to or less then five percent (5%) of the Fair Market Rental Value determined by the Landlord’s Appraiser, then the arithmetic mean of the two Fair Market Rental Values shall constitute the Fair Market Rental Value used to calculate the new Base Monthly Rental which will be in effect for the option Term. If the Fair Market Rental Value determined by the Landlord’s Appraiser and the Tenant’s Appraiser’s determination of the Fair Market Rental Value differ by more than five percent (5%), the Landlord’s Appraiser and the Tenant’s Appraiser shall agree upon and select a third Qualified appraiser who shall be independent of and have no prior or existing affiliation or relationship with either the Landlord or the Tenant (the “Independent Appraiser”). Within ten (10) business days of being appointed, the independent Appraiser shall, after exercising his best professional judgement, choose either the Landlord’s Appraiser’s or the Tenant’s Appraiser’s determination of the
Fair Market Rental Value which the judgment, best represents the Fair Market Rental Value at that point in time. Upon making such a selection, the independent Appraiser shall immediately give the Landlord or the Tenant written notice of this selection of the Fair Market Rental Value. The Fair Market Rental Value selected by the independent Appraiser shall be used to calculate the new Base Monthly Rental which will be in effect during the Extension Option, and such selection by the independent appraiser shall be binding and conclusive upon the Landlord and the Tenant.

All Appraisal fees required hereunder shall be shared equally by the Landlord and Tenant.